SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMCAST CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA (State of Incorporation or Organization)	27-0000798 (I.R.S. Employer Identification No.)

One Comcast Center Philadelphia, PA (Address of Principal Executive Offices)	19103-2838 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	000-50093 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Series A Participating Cumulative Preferred Stock, par value $0.01 per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

Effective as of December 20, 2010, Comcast Corporation (the “Company”) appointed Wells Fargo Bank, National Association, as successor rights agent under the Rights Agreement dated as of November 18, 2002 (the “Agreement”) between the Company and Equiserve Trust Company, N.A. n/k/a Computershare Inc. (“Computershare”) and entered into Amendment No. 1 to the Rights Agreement among the Company, Computershare and Wells Fargo Bank, National Association (the “Amendment”). The Amendment amended the Agreement to appoint Wells Fargo Bank, National Association as successor rights agent.

Item 2.	Exhibits

Exhibit Number	Description

4.1	Amendment No. 1 to the Rights Agreement, dated as of December 20, 2010, among the Company, Equiserve Trust Company, N.A. and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Comcast Corporation

By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 20, 2010

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